UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a- 12

Chicago Mercantile Exchange Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communication was sent to shareholders on April 8, 2005.

20 South Wacker Drive

Chicago, Illinois 60606

April 8, 2005

IMPORTANT REMINDER

Dear Shareholder:

Chicago Mercantile Exchange Holdings Inc. will hold its 2005 Annual Meeting of Shareholders on April 27th. Proxy material describing the agenda and instructing you how to vote your shares was mailed on or around March 18th. As of today, our records indicate that you have not yet voted your shares. With the Annual Meeting only a short time away, it is important that you sign and return your proxy today to make sure that your shares will be voted at the meeting in accordance with your desires.

Shareholders at the meeting will elect directors and consider, among other things, proposals to approve an equity compensation plan for our non-executive directors and to approve an employee stock purchase plan. We believe these equity compensation plans will promote the best interests of the Company and further align the interests of our directors and employees with our shareholders. Your Board of Directors recommends that you vote “FOR” the approval of the Chicago Mercantile Exchange Holdings Inc. 2005 Director Stock Plan and Employee Stock Purchase Plan.

A duplicate proxy card is enclosed for your convenience. Your Board’s voting recommendation on each of the proposals to be considered at the meeting appears on the card. The reasons for our recommendations are fully set forth in the proxy statement previously mailed to you.

Your vote is important, regardless of how many shares you own, so please sign, date and mail the enclosed proxy card TODAY. If you prefer to vote by telephone or via the Internet, please follow the simple instructions printed on your proxy card.

Thank you for your support of Chicago Mercantile Exchange Holdings Inc.

Sincerely,

Terrence A. Duffy	Craig S. Donohue
Chairman	Chief Executive Officer

* * *

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

Chicago Mercantile Exchange Holdings Inc. and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of Chicago Mercantile Exchange Holdings Inc.’s shareholders to approve the proposals. These individuals may have interests in the proposals. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in the proxy statement